UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 22, 2011

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 25, 2011, Home Federal Bancorp, Inc. (“Company”) announced that on March 22, 2011, the Boards of Directors of the Company and Home Federal Bank, the Company’s financial institution subsidiary, have adopted a Plan of Reorganization and Charter Conversion to convert the Bank from a federally chartered stock savings bank to an Idaho commercial bank and to reorganize the Company as a bank holding company.  In connection with the adoption of the Plan, the Bank has filed an application with the Idaho Department of Finance to convert the Bank to an Idaho chartered commercial bank and the Company has filed an application with the Board of Governors of the Federal Reserve System to reorganize as a bank holding company.  The Bank’s charter conversion is subject to the approval of the Idaho Department of Finance, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation; the Company’s reorganization as a bank holding company is subject to the approval of the Board of Governors of the Federal Reserve Board.  For additional information, see the Company’s press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1	Press Release of Home Federal Bancorp, Inc. dated March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: March 25, 2011	By: /s/Eric S. Nadeau
Eric S. Nadeau
Executive Vice President
Chief Financial Officer